UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 14, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 28, 2016, One World Cannabis Ltd. ("OWC Ltd"), a wholly-owned Israeli subsidiary of OWC Pharmaceutical Research Corp. (the "Registrant"), entered into a loan agreement with Medmar LLC , organized under the laws of the State of Maryland ("Medmar"), effective as of September 22, 2016 pursuant to which Medmar has agreed to loan OCW Ltd a total of $300,000 on a non-interest bearing basis, with no conversion rights. Medmar agreed to fund the Loan in six equal installments of $50,000 each. To date, OWC Ltd. has received $100,000 of the total Medmar loan commitment.

As a result of the Medmar loan, the Registrant, effective October 14, 2016, served notice on Kodiak Capital Group, LLC ("Kodiak") that it was: (i) terminating the Equity Purchase Agreement between the Registrant and Kodiak dated December 17, 2015 and amended on May 17, 2016; and (ii) withdrawing the pending registration statement on Form S-1 that had been filed with the SEC on June 16, 2016.

Item 8.01 Other Events.

The Registrant is reporting in this Form 8-K that effective on October 3, 2016, the Registrant has no convertible debt outstanding whatsoever.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: October 14, 2016